February 2026

Pricing Supplement

Dated February 27, 2026

Registration Statement No. 333-282565

Filed pursuant to Rule 424(b)(2)

(To Prospectus dated November 8, 2024,

Prospectus Supplement dated November 8, 2024, Underlier Supplement dated November 8, 2024 and Product Supplement dated November 8, 2024)

STRUCTURED INVESTMENTS

Opportunities in U.S. Equities

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

The Enhanced Trigger Jump Securities with Auto-Callable Feature (the “securities”) do not provide for the regular payment of interest and do not guarantee any return of principal. The securities will be automatically redeemed if the closing price of all of the underlying shares on any of the determination dates other than the final determination date are greater than or equal to 90.00% of their respective initial share prices, which we refer to as their respective call threshold prices, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 15.15% per annum, as described below. No further payments will be made on the securities once they have been redeemed. At maturity, if the securities have not previously been redeemed and the final share prices of all of the underlying shares are greater than or equal to 90.00% of their respective initial share prices, which we refer to as their respective trigger prices, investors will receive the stated principal amount of their investment plus a fixed positive return that will also correspond to a return of approximately 15.15% per annum, as set forth below. If the securities are not automatically redeemed prior to maturity and the final share price of any of the underlying shares is less than its trigger price, investors will lose 1% for every 1% that the final share price of the worst performing underlying shares falls below its initial share price. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be as low as zero. Accordingly, the securities do not guarantee any return of principal at maturity and you could lose up to your entire investment in the securities. Because all payments on the securities are based on the worst performing underlying shares, a decline beyond the respective trigger price, as applicable, of any of the underlying shares will result in a loss of a significant portion and you could lose up to your entire investment in the securities even if the other underlying shares appreciate or have not declined as much. These securities are for investors who are willing to risk their entire investment based on the worst performing of three underlying shares and who are willing to risk their principal and forgo current income and participation in any increase of the worst performing underlying shares in exchange for the possibility of receiving an early redemption payment or payment at maturity greater than the stated principal amount if the closing price of each of the underlying shares is greater than or equal to its call threshold price on a determination date or its trigger price the final determination date, respectively. The securities are senior unsecured debt securities issued by The Bank of Nova Scotia (“BNS”). The securities are notes issued as part of BNS’ Senior Note Program, Series A. All payments on the securities are subject to the credit risk of BNS. If BNS were to default on its payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment in the securities. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

SUMMARY TERMS
Issuer:	The Bank of Nova Scotia (“BNS”)
Issue:	Senior Note Program, Series A
Underlying shares:

Shares of the State Street® SPDR® S&P® Biotech ETF(Bloomberg Ticker: “XBI UP”, the “XBI Shares”)

Shares of the State Street® Energy Select Sector SPDR® ETF (Bloomberg Ticker: “XLE UP”, the “XLE Shares”)

Shares of the State Street® Technology Select Sector SPDR® ETF (Bloomberg Ticker: “XLK UP”, the “XLK Shares”)

Aggregate principal amount:	$16,210,000
Stated principal amount:	$1,000.00 per security
Issue price:	$1,000.00 per security (see “Commissions and issue price” below)
Minimum investment:	$1,000.00 (1 security)
Coupon:	None
Pricing date:	February 27, 2026
Original issue date:

March 4, 2026 (3 business days after the pricing date). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the securities in the secondary market on any date prior to one business day before delivery of the securities will be required, by virtue of the fact that each security initially will settle in three business days (T+3), to specify alternative settlement arrangements to prevent a failed settlement of the secondary market trade.

Maturity date:	March 3, 2032, subject to postponement for certain market disruption events and as described in the accompanying product supplement.
Early redemption:

If the closing prices of all of the underlying shares on any determination date other than the final determination date are greater than or equal to their respective call threshold prices, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption dates if the closing price of any of the underlying shares is below its respective call threshold price on the related determination date.

Determination dates, Early redemption dates and Early redemption payment per security:

The early redemption payment will be an amount in cash per security (corresponding to a return of approximately 15.15% per annum) for each determination date as set forth below.

No further payments will be made on the securities once they have been redeemed.

Determination Dates*	Early Redemption Dates	Early Redemption Payment per security	Determination Dates* (cont.)	Early Redemption Dates (cont.)	Early Redemption Payment per security (cont.)
March 8, 2027	March 11, 2027	$1,151.500	November 27, 2029	November 30, 2029	$1,568.125
May 27, 2027	June 2, 2027	$1,189.375	February 27, 2030	March 4, 2030	$1,606.000
August 27, 2027	September 1, 2027	$1,227.250	May 28, 2030	May 31, 2030	$1,643.875
November 29, 2027	December 2, 2027	$1,265.125	August 27, 2030	August 30, 2030	$1,681.750
February 28, 2028	March 2, 2028	$1,303.000	November 27, 2030	December 3, 2030	$1,719.625
May 30, 2028	June 2, 2028	$1,340.875	February 27, 2031	March 4, 2031	$1,757.500
August 28, 2028	August 31, 2028	$1,378.750	May 27, 2031	May 30, 2031	$1,795.375
November 27, 2028	November 30, 2028	$1,416.625	August 27, 2031	September 2, 2031	$1,833.250
February 27, 2029	March 2, 2029	$1,454.500	November 28, 2031	December 3, 2031	$1,871.125
May 29, 2029	June 1, 2029	$1,492.375	February 27, 2032 (the “final determination date”)	Not applicable – See “Payment at maturity per security” below
August 27, 2029	August 30, 2029	$1,530.250

* Subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Notes — Market Disruption Events” and “— Valuation Dates” in the accompanying product supplement).

Payment at maturity per security:

If the securities are not automatically redeemed prior to maturity, you will receive at maturity a cash payment per security as follows:

￭ If the final share prices of all of the underlying shares are greater than or equal to their respective trigger prices:

$1,909.00

￭   If the final share price of any of the underlying shares is less than its trigger price:

$1,000.00 + ($1,000.00 × underlying return of the worst performing underlying shares)

If the final share price of any of the underlying shares is less than its trigger price, you will lose 1% for every 1% that the final share price of the worst performing underlying shares falls below its initial share price and you could lose up to your entire investment in the securities.

Underlying return:	With respect to each of the underlying shares, (final share price − initial share price) / initial share price
Call threshold price: *

$114.633, which is equal to 90% of the initial share price of the XBI Shares

$50.328, which is equal to 90% of the initial share price of the XLE Shares

$124.884, which is equal to 90% of the initial share price of the XLK Shares

Trigger price: *

$114.633, which is equal to 90% of the initial share price of the XBI Shares

$50.328, which is equal to 90% of the initial share price of the XLE Shares

$124.884, which is equal to 90% of the initial share price of the XLK Shares

Initial share price: *

$127.37, which is the closing price of the XBI Shares on the pricing date

$55.92, which is the closing price of the XLE Shares on the pricing date

$138.76, which is the closing price of the XLK Shares on the pricing date

Worst performing underlying shares: *	The underlying shares with the lowest underlying return
Final share price: *	With respect to each of the underlying shares, its closing price on the final determination date
CUSIP/ISIN:	06419HSF2 / US06419HSF28
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.
Calculation agent:	Scotia Capital Inc.
Agent:	Scotia Capital (USA) Inc. (“SCUSA”), an affiliate of BNS. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).”
Estimated value on the pricing date:

 $916.20 per stated principal amount, which is less than the issue price listed above. See “Additional Information About the Securities — Additional information regarding estimated value of the securities” herein and “Risk Factors — Risks Relating to Estimated Value and Liquidity” beginning on page 12 of this document for additional information. The actual value of your securities at any time will reflect many factors and cannot be predicted with accuracy.

Commissions and issue price:	Price to Public(2)	Fees and Commissions(2)	Proceeds to Issuer
Per security:	$1,000.00	$30.00(a) + $5.00(b) $35.00	$965.00
Total:	$16,210,000.00	$567,350.00	$15,642,650.00

* as determined by the calculation agent and as may be adjusted as described under “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Unavailability of the Closing Value of a Reference Equity — Adjustments to a Reference ETF” and “— Anti-Dilution Adjustments Relating to a Reference Equity” in the accompanying product supplement.

(1)SCUSA has agreed to purchase the securities at the stated principal amount and, as part of the distribution of the securities, has agreed to sell all of the securities to Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) at an underwriting discount which reflects:

(a)     a fixed sales commission of $30.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells and

(b)a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells,

each payable to Morgan Stanley Wealth Management. See “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)” herein.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this document, the accompanying product supplement, the underlier supplement, the prospectus supplement or the prospectus. Any representation to the contrary is a criminal offense.

The securities are not insured by the Canada Deposit Insurance Corporation (the “CDIC”) pursuant to the Canada Deposit Insurance Corporation Act (the “CDIC Act”) or the U.S. Federal Deposit Insurance Corporation or any other government agency of Canada, the U.S. or any other jurisdiction. The securities are not bail-inable debt securities under the CDIC Act.

Product supplement dated November 8, 2024	Underlier supplement dated November 8, 2024	Prospectus supplement dated November 8, 2024	Prospectus dated November 8, 2024

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

Additional Information About BNS and the Securities

You should read this pricing supplement together with the prospectus dated November 8, 2024, as supplemented by the prospectus supplement dated November 8, 2024, the underlier supplement dated November 8, 2024 and the product supplement (Market-Linked Notes, Series A) dated November 8, 2024, relating to our Senior Note Program, Series A, of which these securities are a part. Capitalized terms used but not defined in this pricing supplement will have the meanings given to them in the product supplement.

The securities may vary from the terms described in the accompanying prospectus, prospectus supplement, underlier supplement and product supplement in several important ways. You should read this pricing supplement carefully, including the documents incorporated by reference herein. In the event of any conflict between this pricing supplement and any of the foregoing, the following hierarchy will govern: first, this pricing supplement; second, the accompanying product supplement; third, the accompanying underlier supplement; fourth, the accompanying prospectus supplement; and last, the accompanying prospectus. You may access these documents on the SEC website at www.sec.gov as follows (or if that address has changed, by reviewing our filings for the relevant date on the SEC website).

This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” herein, in “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and in “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus, as the securities involve risks not associated with conventional debt securities.

We urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities in light of your particular circumstances.

You may access these documents on the SEC website at www.sec.gov as follows:

♦Product Supplement (Market-Linked Notes, Series A) dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000183988224038316/bns_424b2-21309.htm

♦Underlier Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038308/bns_424b2-21314.htm

♦Prospectus Supplement dated November 8, 2024:

http://www.sec.gov/Archives/edgar/data/9631/000183988224038303/bns_424b3-21311.htm

♦Prospectus dated November 8, 2024:
http://www.sec.gov/Archives/edgar/data/9631/000119312524253771/d875135d424b3.htm

References to “BNS”, “we”, “our” and “us” refer only to The Bank of Nova Scotia and not to its consolidated subsidiaries and references to the “Enhanced Trigger Jump Securities with Auto-Callable Feature” or the “securities” refer to the securities that are offered hereby. Also, references to the “accompanying product supplement” mean the BNS product supplement, dated November 8, 2024, references to the “accompanying underlier supplement” mean the BNS underlier supplement, dated November 8, 2024, references to the “accompanying prospectus supplement” mean the BNS prospectus supplement, dated November 8, 2024 and references to the “accompanying prospectus” mean the BNS prospectus, dated November 8, 2024.

BNS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, BNS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case BNS may reject your offer to purchase.

February 2026 Page 2

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

Investment Summary

Enhanced Trigger Jump Securities with Auto-Callable Feature

Principal at Risk Securities

The Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032, based on the Worst Performing of the Shares of the SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF, which we refer to as the securities, do not provide for the regular payment of interest and do not guarantee the repayment of principal, and you will not be entitled to receive any dividends paid with respect to underlying shares or the stocks comprising the underlying shares (the “underlying constituent stocks”). Instead, the securities will be automatically redeemed if the closing prices of all of the underlying shares on any determination date other than the final determination date are greater than or equal to their respective call threshold prices, for an early redemption payment that will increase over the term of the securities and that will correspond to a return of approximately 15.15% per annum, as described herein.

At maturity, if the securities have not previously been redeemed and the final share prices of all of the underlying shares are greater than or equal to their respective trigger prices, investors will receive the stated principal amount of their investment plus a fixed positive return that will also correspond to a return of approximately 15.15% per annum, as set forth herein. However, if the final share price of any of the underlying shares is less than its trigger price, the securities are exposed on a 1:1 basis to the negative performance of the worst performing underlying shares.

Maturity:	Approximately 6 years
Automatic early redemption:

If, on any determination date other than the final determination date, the closing prices of all of the underlying shares are greater than or equal to their respective call threshold prices, the securities will be automatically redeemed for the early redemption payment on the related early redemption date.

Early redemption payment:

The early redemption payment will be an amount in cash per security equal to $1,000 plus the early redemption payment applicable to that determination date (corresponding to a return of approximately 15.15% per annum).

Call threshold price:	With respect to each of the underlying shares, 90% of its initial share price
Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will receive at maturity a cash payment per security as follows:

￭ If the final share prices of all of the underlying shares are greater than or equal to their respective trigger prices:

$1,909.00

￭   If the final share price of any of the underlying shares is less than its trigger price:

$1,000.00 + ($1,000.00 × underlying return of the worst performing underlying shares)

If the securities are not automatically redeemed prior to maturity and the final share price of any of the underlying shares is less than its trigger price, you will lose 1% for every 1% that the final share price of the worst performing underlying shares falls below its initial share price and you could lose up to your entire investment in the securities.

Trigger price:	With respect to each of the underlying shares, 90% of its initial share price
Listing:	The securities will not be listed or displayed on any securities exchange or any electronic communications network.

February 2026 Page 3

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities will be automatically redeemed for an early redemption payment (corresponding to a return of approximately 15.15% per annum) if the closing prices of all of the underlying shares on any determination date other than the final determination date are greater than or equal to their respective call threshold prices.

The following scenarios are for illustrative purposes only to demonstrate how an automatic early redemption payment or the payment at maturity (if the securities have not previously been redeemed) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed prior to maturity. If the securities are not automatically redeemed prior to maturity and the final share price of any of the underlying shares is less than its trigger price, investors will lose 1% for every 1% that the final share price of the worst performing underlying shares falls below its initial share price. Investors may lose up to their entire investment in the securities. All payments on the securities are subject to the credit risk of BNS.

Scenario 1: The securities are redeemed prior to maturity

If the closing prices of all of the underlying shares are greater than or equal to their respective call threshold prices on any determination date other than the final determination date, the securities will be automatically redeemed for the applicable early redemption payment on the related early redemption date, corresponding to a return of approximately 15.15% per annum.

Investors do not participate in any increase of any of the underlying shares.

Scenario 2: The securities are not redeemed prior to maturity and investors receive a fixed positive return at maturity

If the closing price of any of the underlying shares is less than its call threshold price on each determination date prior to the final determination date, the securities will not be automatically redeemed.

If the securities are not automatically redeemed prior to maturity and the final share prices of all of the underlying shares are greater than or equal to their respective trigger prices, the payment at maturity for each security will be equal to $1,909.00 per security.

Investors do not participate in any increase of any of the underlying shares.

Scenario 3: The securities are not redeemed prior to maturity and investors suffer a significant loss of principal at maturity

If the securities are not automatically redeemed prior to maturity and the final share price of any of the underlying shares is less than its trigger price, at maturity you will receive significantly less than the stated principal amount per security, if anything, resulting in a percentage loss of your investment equal to the underlying return of the worst performing underlying shares.

For example, if the underlying return of the worst performing underlying shares is -35%, each security will redeem for $650.00, or 65% of the stated principal amount. There is no minimum payment on the securities and you could lose up to your entire investment in the securities.

February 2026 Page 4

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

Investor Suitability

The securities may be suitable for you if:

■You fully understand and are willing to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment in the securities

■You can tolerate a loss of some or all of your investment and are willing to make an investment that, if the securities are not automatically redeemed prior to maturity and the final share price of any of the underlying shares is less than its trigger price, has the same downside market risk as that of a direct investment in the worst performing of the underlying shares

■You understand and accept that the securities are not linked to a basket of the underlying shares and that you will be exposed to the market risk of each of the underlying shares

■You believe that the closing price of each of the underlying shares will be greater than or equal to its call threshold price on any determination date and understand and accept that, if such circumstances occur, you will receive a fixed return and will not benefit from any increase of any of the underlying shares

■You can tolerate fluctuations in the market prices of the securities prior to maturity that may be similar to or exceed the fluctuations in the prices of the underlying shares

■You do not seek current income from your investment and are willing to forgo any dividends paid on the underlying shares or the underlying constituent stocks

■You are willing and able to invest in securities that may be redeemed prior to the maturity date, you are otherwise willing and able to hold such securities to maturity, a term of approximately 6 years, and you accept that there may be little or no secondary market for the securities

■You understand and are willing to accept the risks associated with the underlying shares

■You are willing to assume the credit risk of BNS for all payments under the securities, and you understand that if BNS defaults on its obligations you may not receive any amounts due to you including any repayment of principal

The securities may not be suitable for you if:

■You do not fully understand or are unwilling to accept the risks of an investment in the securities, including the risk that you may lose up to 100% of your investment in the securities

■You require an investment that provides for full or at least partial protection against loss of principal

■You cannot tolerate a loss of some or all of your investment, or you are not willing to make an investment that, if the securities are not automatically redeemed prior to maturity and the final share price of any of the underlying shares is less than its trigger price, has the same downside market risk as that of a hypothetical direct investment in the worst performing of the underlying shares

■You believe that the closing price of at least one of the underlying shares will be less than its call threshold price on each determination date prior to the final determination date and if the securities are not automatically redeemed prior to maturity, that that the final share price of at least one of the underlying shares will be less than its trigger price

■You do not understand or cannot accept that the securities are not linked to a basket of the underlying shares and that you will be exposed to the market risk of each of the underlying shares on each determination date

■You do not understand or cannot accept that the risks of each of the underlying shares are not mitigated by the performance of any other underlying shares, or you cannot accept the risks of investing in securities with a return based on the worst performing underlying shares

■You seek an investment that participates in the increase in the price of the underlying shares or that has an unlimited return potential

■You cannot tolerate fluctuations in the market price of the securities prior to maturity that may be similar to or exceed the fluctuations in the price of the underlying shares

■You seek current income from your investment or prefer to receive the dividends paid on the underlying shares or the underlying constituent stocks

■You are unable or unwilling to hold securities that may be redeemed prior to the maturity date, you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 6 years, or you seek an investment for which there will be an active secondary market

■You do not understand or are not willing to accept the risks associated with the underlying shares

■You are not willing to assume the credit risk of BNS for all payments under the securities, including any repayment of principal

February 2026 Page 5

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

How the Enhanced Trigger Jump Securities with Auto-Callable Feature Work

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your securities are specified on the cover hereof):

Investors will not be entitled to receive any dividends paid with respect to the underlying shares or the underlying constituent stocks or any periodic interest. You should carefully consider whether an investment that does not provide for any dividends or periodic interest is appropriate for you. All payments on the securities are subject to the credit risk of BNS.

Stated principal amount:	$1,000.00 per security
Hypothetical initial share price:
Underlying Shares A:	$100.00
Underlying Shares B:	$100.00
Underlying Shares C:	$100.00
Hypothetical call threshold price:
Underlying Shares A:	$90.00, which is 90% of its hypothetical initial share price
Underlying Shares B:	$90.00, which is 90% of its hypothetical initial share price
Underlying Shares C:	$90.00, which is 90% of its hypothetical initial share price
Hypothetical trigger price:
Underlying Shares A:	$90.00, which is 90% of its hypothetical initial share price
Underlying Shares B:	$90.00, which is 90% of its hypothetical initial share price
Underlying Shares C:	$90.00, which is 90% of its hypothetical initial share price
Early redemption payment:

The early redemption payment will be an amount in cash per security (corresponding to a return of approximately 15.15% per annum) for each determination date, as follows:

Determination Date

Early Redemption Payment
per security

Determination Date
(cont.)

Early Redemption Payment per security
(cont.)

1

$1,151.500

11

$1,530.250

2

$1,189.375

12

$1,568.125

3

$1,227.250

13

$1,606.000

4

$1,265.125

14

$1,643.875

5

$1,303.000

15

$1,681.750

6

$1,340.875

16

$1,719.625

7

$1,378.750

17

$1,757.500

8

$1,416.625

18

$1,795.375

9

$1,454.500

19

$1,833.250

10

$1,492.375

20

$1,871.125

Payment at maturity:

If the securities are not automatically redeemed prior to maturity, you will receive at maturity a cash payment per security as follows:

￭ If the final share prices of all of the underlying shares are greater than or equal to their respective trigger prices:

$1,909.00

￭   If the final share price of any of the underlying shares is less than its trigger price:

$1,000.00 + ($1,000.00 × underlying return of the worst performing underlying shares)

If the securities are not automatically redeemed prior to maturity and the final share price of any of the underlying shares is less than its trigger price, you will lose 1% for every 1% that the final share price of the worst performing underlying shares falls below its initial share price and you could lose up to your entire investment in the securities.

February 2026 Page 6

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

Example 1: The securities are redeemed following the first determination date.

Date	Closing Price	Payment (per security)
1st Determination Date	Underlying Shares A: $95.00 (greater than or equal to its hypothetical call threshold price) Underlying Shares B: $100.00 (greater than or equal to its hypothetical call threshold price) Underlying Shares C: $98.00 (greater than or equal to its hypothetical call threshold price)	$1,151.50

In this example, the closing prices of all of the underlying shares are greater than or equal to their respective call threshold prices. Therefore, the securities are automatically redeemed on the first early redemption date. Investors will receive $1,151.50 per security on the related early redemption date (a total return of 15.15% on the securities). No further payments will be made on the securities once they have been redeemed.

Example 2: The securities are not automatically redeemed prior to maturity and the final share price of each of the underlying shares is greater than or equal to its hypothetical trigger price.

Date	Closing Price	Payment (per security)
1st Determination Date

Underlying Shares A: $75.00 (less than its hypothetical call threshold price)

Underlying Shares B: $115.00 (greater than or equal to its hypothetical call threshold price)

Underlying Shares C: $108.00 (greater than or equal to its hypothetical call threshold price)

		N/A
2nd through 19th Determination Dates

Underlying Shares A: Various (all less than its hypothetical call threshold price)

Underlying Shares B: Various (all greater than or equal to its hypothetical call threshold price)

Underlying Shares C: Various (all greater than or equal to its hypothetical call threshold price)

		N/A
Final Determination Date	Underlying Shares A: $95.00 (greater than or equal to its hypothetical trigger price) Underlying Shares B: $135.00 (greater than or equal to its hypothetical trigger price) Underlying Shares C: $90.00 (greater than or equal to its hypothetical trigger price)	$1,909.00

In this example, the closing price of at least one of the underlying shares is less than its hypothetical call threshold price on each determination date prior to the final determination date and, therefore, the securities are not redeemed prior to maturity. On the final determination date, the final share price of each of the underlying shares is greater than or equal to its hypothetical trigger price. At maturity, investors receive $1,909.00 per security (a total return of 90.9% on the securities).

February 2026 Page 7

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

Example 3: The securities are not automatically redeemed prior to maturity and the final share price of any of the underlying shares is less than the hypothetical trigger price.

Date	Closing Price	Payment (per security)
1st Determination Date

Underlying Shares A: $70.00 (less than its hypothetical call threshold price)

Underlying Shares B: $120.00 (greater than or equal to its hypothetical call threshold price)

Underlying Shares C: $130.00 (greater than or equal to its hypothetical call threshold price)

		N/A
2nd through 19th Determination Dates

Underlying Shares A: Various (all greater than or equal to its hypothetical call threshold price)

Underlying Shares B: Various (all less than its hypothetical call threshold price)

Underlying Shares C: Various (all greater than or equal to its hypothetical call threshold price)

		N/A
Final Determination Date	Underlying Shares A: $40.00 (less than its hypothetical trigger price) Underlying Shares B: $90.00 (greater than or equal to its hypothetical trigger price) Underlying Shares C: $105.00 (greater than or equal to its hypothetical trigger price)	$400.00

In this example, the closing price of at least one of the underlying shares is less than its hypothetical call threshold price on each determination date prior to the final determination date and, therefore, the securities are not redeemed prior to maturity. On the final determination date, the final share price of at least one of the underlying shares is less than its trigger price and, accordingly, investors are fully exposed to the negative performance of the worst performing underlying shares over the term of the securities, and will receive a payment at maturity that is significantly less than the stated principal amount of the securities. The payment at maturity is $400.00 per security (a loss of 60.00% on the securities).

If the securities are not automatically redeemed prior to maturity and the final share price of any of the underlying shares is less than its trigger price, you will lose 1% for every 1% that the final share price of the worst performing underlying shares falls below its initial share price and you could lose up to your entire investment in the securities.

February 2026 Page 8

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Additional Risk Factors Specific to the Notes” of the accompanying product supplement and “Risk Factors” of the accompanying prospectus supplement and of the accompanying prospectus. We also urge you to consult your investment, legal, tax, accounting and other advisors concerning an investment in the securities.

Risks Relating to Return Characteristics

￭Risk of significant loss at maturity; you may lose up to your entire investment. The securities differ from ordinary debt securities in that BNS will not necessarily repay the stated principal amount of the securities at maturity. If the securities are not automatically redeemed prior to maturity and the final share price of any of the underlying shares is less than its trigger price, you will lose 1% for every 1% that the final share price of the worst performing underlying shares falls below its initial share price. You may lose up to your entire investment in the securities.

￭The stated payout from the issuer applies only upon an early redemption or at maturity. You should be willing to hold your securities to an early redemption or maturity. The stated payout, including the benefit of the early redemption payment or the fixed upside payment at maturity, is available only if you hold your securities to an early redemption or to maturity, as applicable. If you are able to sell your securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your investment in the securities even if the then-current prices of the underlying shares are greater than or equal to their respective call threshold prices.

￭Your potential return on the securities is limited and you will not participate in any increase of the underlying shares. The return potential of the securities is limited to the early redemption payment or, if the securities are not automatically redeemed prior to maturity and the final share price of all of the underlying shares are greater than or equal to their respective trigger prices, the fixed upside payment at maturity, regardless of any increase of the underlying shares. Furthermore, if the securities are redeemed prior to maturity, you will not receive any other payment in respect of any determination dates after the applicable early redemption date, and your return on the securities could be less than if the securities remained outstanding until maturity. If the securities are not redeemed prior to maturity, you may be subject to the decrease of the worst performing underlying shares even though you cannot participate in any increase of the underlying shares. Your return on the securities may be less than that of a hypothetical direct investment in the underlying shares or the underlying constituent stocks.

￭The return on the securities may change significantly despite only a small difference in the degree of change of any of the underlying shares between its initial share price and its final share price. The return on the securities may change significantly despite only a small difference in the degree of change of any of the underlying shares from its initial share price to its final share price. For example, if the final share price of each of the underlying shares is equal to its trigger price, you would receive a positive return on the securities that is equal to the fixed upside payment, whereas a decline of any of the underlying shares to a final share price that is only slightly lower than its trigger price would instead result in a percentage loss on the securities that is equal to the underlying return of the worst performing underlying shares. The return on an investment in the securities in these two scenarios is significantly different despite only a small relative difference in the underlying return of the worst performing underlying shares.

￭Greater expected volatility with respect to, and lower expected correlation of, the underlying shares generally reflects a higher return rate represented by the early redemption payments and fixed upside payment at maturity and a higher expectation as of the pricing date that the final share price of any of the underlying shares could be less than its trigger price. Greater expected volatility with respect to, and lower expected correlation of, the underlying shares reflects a higher expectation as of the pricing date that the securities will not be redeemed prior to maturity and that the final share price of any of the underlying shares could be less than its trigger price. “Volatility” refers to the frequency and magnitude of changes in the price of an asset or group of assets. This greater expected risk will generally be reflected in a higher return rate represented by the early redemption payments and fixed upside payment at maturity for the securities than would have been the case had expected volatility been lower. However, while such return rate is set on the pricing date based, in part, on the correlations of the underlying shares and the underlying shares’ volatility calculated using our internal models, the underlying shares’ volatility and the correlation of the underlying shares can change significantly over the term of the securities. The price of any of the underlying shares could fall sharply, which could result in the loss of a significant portion or all of your investment in the securities.

￭The securities are subject to reinvestment risk in the event of an early redemption. The securities will be automatically redeemed prior to maturity if the closing prices of all of the underlying shares on any determination date other than the final determination date are greater than or equal to their respective call threshold prices and you will not receive any further payments after the related early redemption date. Conversely, the securities will not be automatically redeemed when the closing price of any of the underlying shares on any applicable determination date is less than its call threshold price, which generally coincides with a greater risk of principal loss on your securities. The securities could be redeemed as early as the first determination date, potentially limiting the term of your investment. In the event that the securities are redeemed prior to maturity, there is no guarantee that you will be able to reinvest the proceeds from an investment in the securities at a comparable rate of return for a similar level of risk. In addition, to the extent you are able to reinvest such proceeds in an investment comparable to the securities, you will incur transaction costs and the original issue price for such an investment is likely to include certain built-in costs such as dealer discounts and hedging costs.

February 2026 Page 9

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

￭You will not receive any interest payments. BNS will not pay any interest with respect to the securities.

￭The amount payable on the securities is not linked to the price of the underlying shares at any time other than the determination dates. Whether you receive an early redemption payment will be based only on the closing prices of each of the underlying shares on the relevant determination date, subject to postponement for non-trading days and certain market disruption events. As a result, you will not know whether the securities will be automatically redeemed for the early redemption payment until the related determination date. Moreover, because whether the securities will be automatically redeemed is based solely on the prices of the underlying shares on a specific determination date, if the closing price of an underlying shares on any determination date is less than its call threshold price, you will not receive the early redemption payment with respect to such determination date even if the prices of all of the underlying shares were greater than or equal to their respective call threshold prices on other days during the term of the securities.

Similarly, the final share price of each of the underlying shares will be based only on the closing price of such underlying shares on the final determination date, subject to postponement for non-trading days and certain market disruption events. If the price of an underlying shares falls on the final determination date, the payment at maturity may be significantly less than it would have been had the payment at maturity been linked to the price of that underlying shares at any time prior to such drop. Although the actual price of the underlying shares on the stated maturity date or at other times during the term of the securities may be higher than their respective closing prices on the final determination date, the payment at maturity will be based solely on the closing price of each of the underlying shares on the final determination date.

￭Owning the securities is not the same as owning the underlying shares or the underlying constituent stocks. The return on your securities may not reflect the return you would realize if you actually owned the underlying shares or the underlying constituent stocks. As described above, you will not benefit from any increase in the price of any of the underlying shares, which may be significant, and any return on the securities will be limited to the applicable early redemption payment if the securities are automatically redeemed prior to maturity or if the securities are not automatically redeemed prior to maturity and the final share price of all of the underlying shares are greater than or equal to their respective call threshold prices, the fixed upside payment at maturity. Furthermore, you will not receive or be entitled to receive any dividend payments or other distributions paid on the underlying shares or the underlying constituent stocks, and any such dividends or distributions will not be factored into the calculation of the payment at maturity on your securities. In addition, as an owner of the securities, you will not have voting rights or any other rights that a holder of the underlying shares or the underlying constituent stocks may have.

￭You are exposed to the market risk of each of the underlying shares. Your return on the securities is not linked to a basket consisting of the underlying shares. Rather, it will be contingent upon the performance of each of the underlying shares. Unlike an instrument with a return linked to a basket of shares, common stocks or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each of the underlying shares. Poor performance by any one of the underlying shares may negatively affect your return and will not be offset or mitigated by the performance of any other underlying shares. Accordingly, your investment is subject to the market risk of each of the underlying shares.

￭Because the securities are linked to the performance of more than one of the underlying shares, there is an increased probability that the securities will not be automatically redeemed on any determination date and that you will lose a significant portion or all of your investment in the securities. The risk that the securities will not be automatically redeemed and that you will lose a significant portion or all of your investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying shares if their terms are otherwise substantially similar. With a greater total number of underlying shares, it is more likely that the closing price of any of the underlying shares will be less than its call threshold price or, if the securities are not automatically redeemed prior to maturity, that the final share price of any of the underlying shares will be less than its trigger price. Therefore, it is more likely that you will (a) not receive an early redemption payment and/or (b) receive an amount in cash that is worth less than your stated principal amount on the maturity date than would have been the case had the securities been linked to only one of the underlying shares. In addition, if the performances of the underlying shares are not correlated to each other, the risk that the securities will not be automatically redeemed on any determination date and that you will lose a significant portion or all of your investment in the securities is even greater.

Risks Relating to Characteristics of the Underlying Shares

￭The price of each of the underlying shares will be affected by various factors that interact in complex and unpredictable ways. The return on the securities, which may be negative, is linked to the performance of each of the underlying shares and indirectly linked to the price of the underlying constituent stocks. The price of each of the underlying shares can rise or fall sharply due to factors specific to such underlying shares or its underlying constituent stocks and their issuers (the “underlying constituent stock issuers”), such as stock or commodity price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market or commodity market volatility and prices, interest rates and economic and political conditions. You, as an investor in the securities, should make your own investigation into the underlying shares and the underlying constituent stocks. For additional information regarding the underlying shares, please see “Information About the Underlying Shares” below and the SEC filings referred to in that section. We urge you to review financial and other information filed periodically regarding the underlying shares with the SEC.

February 2026 Page 10

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

￭There can be no assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether and the extent to which the prices of the underlying shares will rise or fall and there can be no assurance that the closing price of each of the underlying shares on any determination date (including the final determination date) will be greater than or equal to its call threshold prices. The prices of the underlying shares will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying constituent stock issuers. You should be willing to accept the risks associated with the relevant markets tracked by each of the underlying shares in general and the underlying constituent stocks in particular, and the risk of losing a significant portion or all of your investment in the securities.

￭There are risks associated with underlying shares that are ETFs. Although the underlying shares are listed for trading on a national securities exchange as specified herein under “Information About the Underlying Shares”, and a number of similar products have been traded on such exchange or other securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of such underlying shares or that there will be liquidity in the trading market. In addition:

Management Risk

Each of the underlying shares is subject to management risk, which is the risk that the investment strategy of the sponsor of the respective underlying shares as specified under “Information About the Underlying Shares” herein (each, a “sponsor”), the implementation of which is subject to a number of constraints, may not produce the intended results. The underlying shares are also not actively managed and may be affected by a general decline in market segments relating to their respective target indices. The sponsor of each of the underlying shares invests in securities included in, or representative of, its target index regardless of their investment merits. The sponsors do not attempt to take defensive positions in declining markets. Accordingly, the performance of the underlying shares could be lower than other types of funds that may actively shift portfolio assets to take advantage of market opportunities or to lessen the impact of a market decline.

Custody and Liquidity Risk

Under continuous listing standards, each of the underlying shares will be required to confirm on an ongoing basis that the components of its target index satisfy the applicable listing requirements. In the event that the target index for any of the underlying shares does not comply with the applicable listing requirements, such underlying shares would be required to rectify such non-compliance by requesting that the sponsor of its target index modify such target index, adopting a new target index or obtain relief from the SEC. There can be no assurance that the sponsor would so modify the target index or that relief would be obtained from the SEC and, therefore, non-compliance with the continuous listing standards may result in such underlying shares being delisted.

Tracking and Underperformance Risk

In addition to the risk that any of the underlying shares may not track its target index due to management risk, as discussed above, the performance of each of the underlying shares will reflect additional transaction costs and fees that are not included in the calculation of its target index. Also, corporate actions with respect to its underlying constituent stocks (such as mergers and spin-offs) may impact the performance differential between such underlying shares and its target index. Finally, because the underlying shares are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of any of the underlying shares may differ from the net asset value per share of such underlying shares.

For all of the foregoing reasons, the performance of any of the underlying shares may not correlate with the performance of its target index. Consequently, the return on the securities will not be the same as investing directly in such underlying shares, its underlying constituent stocks or in its target index or the securities comprising its target index, and will not be the same as investing in a debt security with payments linked to the performance of its target index. This variation in performance is called “tracking error” and, at times, the tracking error may be significant.

￭The securities are subject to risks associated with the biotechnology and pharmaceutical industries. The securities are subject to risks associated with the biotechnology and pharmaceutical industries because all or substantially all of the underlying constituent stocks of the State Street® SPDR® S&P® Biotech ETF are issued by companies whose primary lines of business are in the biotechnology and pharmaceutical industries. Companies in the pharmaceuticals industry may be affected by industry competition, dependencies on a limited number of products, obsolescence of products, government approvals and regulations, loss or impairment of intellectual property rights and litigation regarding product liability. Biotechnology companies face intense competition and the potential for rapid product obsolescence and may be adversely affected by the loss or impairment of intellectual property rights or changes in government regulations. Because the underlying constituent stocks of the State Street® SPDR® S&P® Biotech ETF are concentrated in the biotechnology and pharmaceutical industries, the securities may be subject to greater volatility and be more adversely affected by a single economic, environmental, political or regulatory occurrence affecting these industries than an investment linked to a more broadly diversified group of securities.

￭The securities are subject to risks associated with the energy sector. The target index for the shares of the State Street® Energy Select Sector SPDR® ETF is an index of stocks of companies representing the energy sector of the S&P 500® Index, as described under “Information About the Underlying Shares” and, accordingly, will be more affected by the performance of the energy sector than an ETF that is more diversified. Energy companies typically develop and produce crude oil and natural gas and provide drilling and other energy resources production and distribution related services. Stock prices for these types of companies are affected by supply and demand both for their specific product or service and for energy products in general. The price of oil and gas, exploration and production spending, government regulation, world events, exchange rates and economic conditions will likewise affect the performance of these companies. Correspondingly, securities of companies in the energy field are subject to swift price and supply fluctuations caused by events relating to international politics, energy conservation, the success of exploration projects, and tax and

February 2026 Page 11

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

other governmental regulatory policies. Weak demand for energy companies' products or services or for energy products and services in general, as well as negative developments in these other areas, could adversely impact performance of energy sector companies. Oil and gas exploration and production can be significantly affected by natural disasters as well as changes in exchange rates, interest rates, government regulation, geopolitical events, outbreaks of war and other hostilities, changes in supply and demand based on public health emergencies and general economic conditions. The performance of companies in the energy sector may also be negatively affected by the outcome of environmental damage claims and other sources of litigation.

￭The securities are subject to risks associated with the technology sector — The securities are subject to risks associated with the technology sector because the State Street® Technology Select Sector SPDR® ETF is comprised of the stocks of companies in the technology sector. All or substantially all of the underlying constituent stocks included in the State Street® Technology Select Sector SPDR® ETF are issued by companies whose primary line of business is directly associated with the technology sector. Market or economic factors impacting technology companies and companies that rely heavily on technological advances could have a major effect on the value of the State Street® Technology Select Sector SPDR® ETF’s investments. The value of stocks of technology companies and companies that rely heavily on technology is particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation and competition, both domestically and internationally, including competition from non-U.S. competitors with lower production costs. Stocks of technology companies and companies that rely heavily on technology, especially those of smaller, less-seasoned companies, tend to be more volatile than the overall market. Technology companies are heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, companies in the technology sector may face dramatic and often unpredictable changes in growth rates and competition for the services of qualified personnel

￭There is no affiliation among the underlying constituent stock issuers, the sponsors of the respective target indices or of the respective underlying shares, and us or SCUSA. BNS, SCUSA and our other affiliates may currently, or from time to time in the future, engage in business with the underlying constituent stock issuers, the sponsors of the target indices or the underlying shares. None of us, SCUSA or any of our other affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the underlying shares or its underlying constituent stocks. You should make your own investigation into the underlying shares, sponsors of the target indices and the underlying shares and the underlying constituent stock issuers. See the section below entitled “Information About the Underlying Shares” herein for additional information about the underlying shares.

￭BNS cannot control actions by any sponsor and no sponsor has any obligation to consider your interests. The relevant sponsor may from time to time be called upon to make certain policy decisions or judgments with respect to the implementation of policies concerning the calculation of the net asset value (“NAV”) per share of the underlying shares, additions, deletions or substitutions of securities in the applicable target index and the manner in which changes affecting the applicable target index are reflected in the underlying shares that could affect the market price of the underlying shares, and therefore, the amount payable on the securities. The amount payable on the securities and their market value could also be affected if the sponsor changes these policies, for example, by changing the manner in which it calculates the NAV per share of the underlying shares, or if the sponsor discontinues or suspends publication of the NAV per share of the underlying shares, in which case it may become difficult to determine the market value of your securities. If events such as these occur, the calculation agent may be required to make discretionary judgments that affect the return you receive on the securities.

￭Changes affecting a target index could have an adverse effect on the market value of, and return on, the securities. The sponsor of any of the underlying shares’ target index owns such target index and is responsible for the design and maintenance of such target index. The policies of the sponsor concerning the calculation of such target index, including decisions regarding the addition, deletion or substitution of the equity securities included in such target index, could affect the level of such target index and, consequently, could affect the market price of the shares of any of the underlying shares and, therefore, the amount payable on the Securities and their market value. The sponsor may discontinue or suspend calculation or dissemination of its target index. Any such actions could have a material adverse effect on the market value of, and return on, the securities.

Risks Relating to Estimated Value and Liquidity

￭BNS’ initial estimated value of the securities at the time of pricing (when the terms of your securities were set on the pricing date) is lower than the issue price of the securities. BNS’ initial estimated value of the securities is only an estimate. The issue price of the securities exceeds BNS’ initial estimated value. The difference between the issue price of the securities and BNS’ initial estimated value reflects costs associated with selling and structuring the securities, as well as hedging its obligations under the securities. Therefore, the economic terms of the securities are less favorable to you than they would have been if these expenses had not been paid or had been lower.

February 2026 Page 12

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

￭Neither BNS’ nor SCUSA’s estimated value of the securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities. BNS’ initial estimated value of the securities and SCUSA’s estimated value of the securities at any time are determined by reference to BNS’ internal funding rate. The internal funding rate used in the determination of the estimated value of the securities generally represents a discount from the credit spreads for BNS’ conventional fixed-rate debt securities and the borrowing rate BNS would pay for its conventional fixed-rate debt securities. This discount is based on, among other things, BNS’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for BNS’ conventional fixed-rate debt. If the interest rate implied by the credit spreads for BNS’ conventional fixed-rate debt securities, or the borrowing rate BNS would pay for its conventional fixed-rate debt securities were to be used, BNS would expect the economic terms of the securities to be more favorable to you. Consequently, the use of an internal funding rate for the securities increases the estimated value of the securities at any time and has an adverse effect on the economic terms of the securities.

￭BNS’ initial estimated value of the securities does not represent future values of the securities and may differ from others’ (including SCUSA’s) estimates. BNS’ initial estimated value of the securities was determined by reference to its internal pricing models when the terms of the securities were set. These pricing models consider certain factors, such as BNS’ internal funding rate on the pricing date, the expected term of the securities, market conditions and other relevant factors existing at that time, and BNS’ assumptions about market parameters, which can include volatility of the underlying shares, correlation of the underlying shares, dividend rates, interest rates and other factors. Different pricing models and assumptions (including the pricing models and assumptions used by SCUSA) could provide valuations for the securities that are different, and perhaps materially lower, from BNS’ initial estimated value. Therefore, the price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) may be materially lower than BNS’ initial estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect.

￭The securities have limited liquidity. The securities will not be listed on any securities exchange or automated quotation system. Therefore, there may be little or no secondary market for the securities. SCUSA and any other affiliates of BNS intend, but are not required, to make a market in the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because we do not expect that other broker-dealers will participate in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which SCUSA is willing to purchase the securities from you. If at any time SCUSA does not make a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭The price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) will be based on SCUSA’s estimated value of your securities. SCUSA’s estimated value of the securities is determined by reference to its pricing models and takes into account BNS’ internal funding rate. The price at which SCUSA would initially buy or sell your securities in the secondary market (if SCUSA makes a market, which it is not obligated to do) exceeds SCUSA’s estimated value of your securities at the time of pricing. As agreed by SCUSA and the distribution participants, this excess is expected to decline to zero over the period specified under “Additional Information About the Securities — Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any)”. Thereafter, if SCUSA buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to SCUSA’s pricing models at that time. The price at which SCUSA will buy or sell your securities at any time also will reflect its then-current bid and ask spread for similar sized trades of structured notes. If SCUSA calculated its estimated value of your securities by reference to BNS’ credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities (as opposed to BNS’ internal funding rate), the price at which SCUSA would buy or sell your securities (if SCUSA makes a market, which it is not obligated to do) could be significantly lower.

SCUSA’s pricing models consider certain variables, including principally BNS’ internal funding rate, interest rates (forecasted, current and historical rates), the volatility of the underlying shares, the correlation of the underlying shares, price-sensitivity analysis and the time to maturity of the securities. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of the securities determined by reference to SCUSA’s models, taking into account BNS’ internal funding rate, due to, among other things, any differences in pricing models or assumptions used by others. See “— The price of the securities prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount” herein.

In addition to the factors discussed above, the value and quoted price of the securities at any time will reflect many factors and cannot be predicted. If SCUSA makes a market in the securities, the price quoted by SCUSA would reflect any changes in market conditions and other relevant factors, including any deterioration in BNS’ creditworthiness or perceived creditworthiness. These changes may adversely affect the value of the securities, including the price you may receive for the securities in any market making transaction. To the extent that SCUSA makes a market in the securities, the quoted price will reflect the estimated value determined by reference to SCUSA’s pricing models at that time, plus or minus SCUSA’s then current bid and ask spread for similar sized trades of structured notes (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

February 2026 Page 13

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

There is no assurance that SCUSA or any other party will be willing to purchase your securities at any price and, in this regard, SCUSA is not obligated to make a market in the securities. See “— The securities have limited liquidity” herein.

￭The price of the securities prior to maturity will depend on a number of factors and may be substantially less than the stated principal amount. The price at which the securities may be sold prior to maturity will depend on a number of factors. Some of these factors include, but are not limited to: (i) actual or anticipated changes in the prices of the underlying shares over the full term of the securities, (ii) volatility of the prices of the underlying shares and their respective underlying constituent stocks and the market's perception of future volatility of the foregoing, (iii) the correlation of the underlying shares and the market’s perception of future correlation of the underlying shares, (iv) changes in interest rates generally, (v) any actual or anticipated changes in our credit ratings or credit spreads, (vi) dividend yields on the underlying constituent stocks and (vii) time remaining to maturity. In particular, because the provisions of the securities relating to the early redemption feature and the payment at maturity behave like options, the value of the securities will vary in ways which are non-linear and may not be intuitive.

Depending on the actual or anticipated prices of the underlying shares and other relevant factors, the market value of the securities may decrease and you may receive substantially less than the stated principal amount if you sell your securities prior to maturity regardless of the price of the underlying shares at such time.

See “Additional Risk Factors Specific to the Notes — Risks Relating to Liquidity — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” in the accompanying product supplement.

Risks Relating to General Credit Characteristics

￭Payments on the securities are subject to the credit risk of BNS. The securities are senior unsecured debt obligations of BNS and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the securities, including any repayment of principal, depends on the ability of BNS to satisfy its obligations as they come due. As a result, BNS’ actual and perceived creditworthiness may affect the market value of the securities. If BNS were to default on its obligations, you may not receive any amounts owed to you under the terms of the securities and you could lose your entire investment in the securities.

Risks Relating to Hedging Activities and Conflicts of Interest

￭Hedging activities by BNS and SCUSA may negatively impact investors in the securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the securities. We, SCUSA or one or more of our other affiliates has hedged or expects to hedge our obligations under the securities. Such hedging transactions may include entering into swap or similar agreements, purchasing underlying shares or underlying constituent stocks and/or purchasing futures, options and/or other instruments linked to one or more underlying shares and/or one or more of the underlying constituent stocks. We, SCUSA or one or more of our other affiliates also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to one or more underlying shares and/or one or more of the underlying constituent stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the final determination date. We, SCUSA or one or more of our other affiliates may also enter into, adjust and unwind hedging transactions relating to other basket- or index-linked securities whose returns are linked to changes in the price of the underlying shares and/or one or more underlying shares and/or the underlying constituent stocks. Any of these hedging activities may adversely affect the price of the underlying shares—directly or indirectly by affecting the price of their underlying constituent stocks — and, therefore, the market value of, and return on, the securities.

You should expect that these transactions will cause BNS, SCUSA or our other affiliates, or our clients or counterparties, to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the securities. None of BNS, SCUSA or any of our other affiliates will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the securities, and any of the foregoing may receive substantial returns with respect to these hedging activities while the value of, and return on, the securities declines.

￭The calculation agent can make antidilution and other adjustments that may adversely affect the market value of, and any amounts payable on, the securities. For antidilution and certain other events affecting the underlying shares, the calculation agent may make adjustments to the initial share price, call threshold price, coupon threshold price, downside threshold price, closing price and/or final share price, as applicable, and any other term of the securities. However, the calculation agent will not make an adjustment in response to every corporate event that could affect the underlying shares. If an event occurs that does not require the calculation agent to make an adjustment, the market value of, and any payment on, the securities may be materially and adversely affected. In addition, all determinations and calculations concerning any such adjustments will be made by the calculation agent. You should be aware that the calculation agent may make any such adjustment, determination or calculation in a manner that differs from that discussed in the accompanying product supplement or this document as necessary to achieve an equitable result. The occurrence of any antidilution or reorganization event and the consequent adjustments may materially and adversely affect the value of, and return on, the securities.

Following a de-listing, liquidation or termination of any of the underlying shares, the payment at maturity may be based on a share of another exchange-traded fund or calculated by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the underlying shares. See “General Terms of the Notes — Unavailability of the Closing Value of a Reference Asset; Adjustments to a Reference Asset — Adjustments to a Reference ETF” in the accompanying product supplement.

February 2026 Page 14

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

￭We, SCUSA and our other affiliates regularly provide services to, or otherwise have business relationships with, a broad client base, which has included and may include us and the sponsor and/or the underlying constituent stock issuers and the market activities by us, SCUSA or our other affiliates for our or their own respective accounts or for our clients could negatively impact investors in the securities. We, SCUSA and our other affiliates regularly provide a wide range of financial services, including financial advisory, investment advisory and transactional services to a substantial and diversified client base. As such, we each may act as an investor, investment banker, research provider, investment manager, trustee, market maker, trader, prime broker or lender. In those and other capacities, we, SCUSA and/or our other affiliates purchase, sell or hold a broad array of investments, actively trade securities (including the securities or other securities that we have issued), the underlying shares, derivatives, loans, credit default swaps, indices, baskets and other financial instruments and products for our or their own respective accounts or for the accounts of our customers, and we will have other direct or indirect interests, in those securities and in other markets that may not be consistent with your interests and may adversely affect the price of the underlying shares and/or the value of the securities. You should assume that we or they will, at present or in the future, provide such services or otherwise engage in transactions with, among others, us, the sponsor and/or the underlying constituent stock issuers, or transact in securities or instruments or with parties that are directly or indirectly related to these entities. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. Any of these financial market activities may, individually or in the aggregate, have an adverse effect on the price of the underlying shares and the market for your securities, and you should expect that our interests and those of SCUSA and/or our other affiliates, clients or counterparties, will at times be adverse to those of investors in the securities.

You should expect that we, SCUSA, and our other affiliates, in providing these services, engaging in such transactions, or acting for our or their own respective accounts, may take actions that have direct or indirect effects on the securities or other securities that we may issue, the underlying shares, the underlying constituent stocks, or other securities or instruments similar to or linked to the foregoing, and that such actions could be adverse to the interests of investors in the securities. In addition, in connection with these activities, certain personnel within us, SCUSA or our other affiliates may have access to confidential material non-public information about these parties that would not be disclosed to investors in the securities.

We, SCUSA and our other affiliates regularly offer a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to the securities or other securities that we may issue, the underlying shares or other securities or instruments similar to or linked to the foregoing. Investors in the securities should expect that we, SCUSA and our other affiliates offer securities, financial instruments, and other products that may compete with the securities for liquidity or otherwise.

￭Activities conducted by BNS and its affiliates may impact the market price of the underlying shares and the value of the securities. Trading or transactions by BNS, SCUSA or our other affiliates in the underlying shares or any underlying constituent stocks, listed and/or over-the-counter options, futures, exchange-traded funds or other instruments with returns linked to the performance of the underlying shares or any underlying constituent stocks may adversely affect the price of the underlying shares or underlying constituent stocks and, therefore, the market value of, and return on, the securities. See “—     Hedging activities by BNS and SCUSA may negatively impact investors in the securities and cause our respective interests and those of our clients and counterparties to be contrary to those of investors in the securities” for additional information regarding hedging-related transactions and trading.

￭The calculation agent will have significant discretion with respect to the securities, which may be exercised in a manner that is adverse to your interests. The calculation agent will be an affiliate of BNS. The calculation agent will determine whether the early redemption payment is payable to you on any early redemption date and the payment at maturity of the securities, if any, based on observed closing prices of the underlying shares on the relevant determination date. The calculation agent can postpone the determination of the closing price or final share price of an underlying shares (and therefore the related early redemption date or maturity date, as applicable) if a market disruption event occurs and is continuing with respect to such underlying shares on any determination date (including the final determination date).

￭BNS and its affiliates may publish research or make opinions or recommendations that are inconsistent with an investment in the securities. BNS, SCUSA and our other affiliates may publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research, opinions or recommendations expressed by BNS, SCUSA or our other affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the securities and the underlying shares to which the securities are linked.

Risks Relating to Canadian and U.S. Federal Income Taxation

￭Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your tax advisor about your tax situation. See “Additional Information About the Securities — Tax Considerations” and “— Material Canadian Income Tax Consequences” herein.

February 2026 Page 15

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

Information About the Underlying Shares

All disclosures contained in this document regarding each of the underlying shares are derived from publicly available information. BNS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying shares. You should make your own investigation into each of the underlying shares.

State Street® SPDR® S&P® Biotech ETF

We have derived all information contained herein regarding the State Street® SPDR® S&P® Biotech ETF (the “XBI Fund”), including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to changes by, SSGA Funds Management, Inc. its Sponsor, and the sponsor of its target index, as defined below.

The XBI Fund is one of the separate investment portfolios that constitute the SPDR® Series Trust. The XBI Fund seeks to provide investment results that correspond generally to the total return performance, before fees and expenses, of its target index, the S&P® Biotechnology Select Industry™ Index. Its target index seeks to measure the performance of the biotechnology segment of the U.S. equity market and includes companies that have been identified as biotechnology companies on the basis of general industry classification from a universe of companies defined by the S&P Total Market Index, comprising the biotechnology sub-industry. Its target index is calculated, maintained and published by, S&P Dow Jones Indices LLC (the sponsor of the target index). The sponsor of the target index is under no obligation to continue to publish, and may discontinue or suspend the publication of, the target index at any time.

The Sponsor uses a sampling strategy to manage the XBI Fund, which means that the XBI Fund is not required to purchase all of the securities represented in its target index. Instead, the XBI Fund may purchase a subset of the securities in its target index in an effort to hold a portfolio of securities with generally the same risk and return characteristics of its target index. The XBI Fund may or may not hold all of the securities that are included in its target index. Expenses of the XBI Fund reduce the net asset value of the assets held by the XBI Fund and, therefore, reduce the value of the shares of the XBI Fund.

Under normal market conditions, the XBI Fund generally invests substantially all, but at least 80%, of its total assets in the securities comprising its target index. In addition, in seeking to track its target index, the XBI Fund may invest in equity securities that are not included in its target index, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including money market funds advised by the Sponsor). In seeking to track its target index, the XBI Fund’s assets will generally be concentrated in an industry or group of industries to the extent that its target index concentrates in a particular industry or group of industries. Futures contracts may be used by the XBI Fund in seeking performance that corresponds to its target index and in managing cash flows.

The XBI Fund trades on the NYSE Arca under the ticker symbol “XBI”. Additional information regarding the XBI Fund, including its portfolio holdings, may be available on the website for the XBI Fund.

In making your investment decision you should review the prospectus related to the XBI Fund. The contents of the prospectus related to the XBI Fund and any documents incorporated by reference therein are not incorporated by reference herein or in any way made a part hereof.

February 2026 Page 16

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

Historical Information

The closing price of the XBI Shares on February 27, 2026 was $127.37. The graph below shows the closing prices of the XBI Shares for each day from January 1, 2021 to February 27, 2026. The dotted line represents a call threshold price and a trigger price of $114.633, which is equal to 90.00% of its initial share price. We obtained the information in the graph below from Bloomberg Professional® service (“Bloomberg”), without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the XBI Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the XBI Shares at any time, including the determination dates.

XBI Shares – Daily Closing Prices January 1, 2021 to February 27, 2026

February 2026 Page 17

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

State Street® Energy Select Sector SPDR® ETF

We have derived all information contained herein regarding the Energy Select Sector SPDR® Fund (referred to in this section as the “XLE Fund”) and its target index, as defined below, from publicly available information. Such information reflects the policies of, and is subject to changes by, SSGA Funds Management, Inc. its Sponsor, and the sponsor of the target index.

The XLE Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Energy Select Sector Index (its “target index”) which, in turn, tracks the performance of all components of the S&P 500® Index in the energy sector. The XLE Fund trades on the NYSE Arca under the ticker symbol “XLE”. The target index is one of the Select Sector sub-indices of the S&P 500® Index. Please see “Exchange-Traded Funds — The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information regarding the Fund and the sponsor. Additional information regarding the XLE Fund, including its portfolio holdings, may be available on the sponsor’s website.

Please refer to the section “Exchange-Traded Funds— The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information.

Historical Information

The closing price of the XLE Shares on February 27, 2026 was $55.92. The graph below shows the closing prices of the XLE Shares for each day from January 1, 2021 to February 27, 2026. The dotted line represents a call threshold price and a trigger price of $50.328, which is equal to 90.00% of its initial share price. We obtained the information in the graph below from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the XLE Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the XLE Shares at any time, including the determination dates.

XLE Shares – Daily Closing Prices January 1, 2021 to February 27, 2026

60
50
40
30
20
10
0
Jan-2021
Jan-2022
Jan-2023
Jan-2024
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February 2026 Page 18

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

State Street® Technology Select Sector SPDR® ETF

We have derived all information contained herein regarding the Technology Select Sector SPDR® Fund (“the XLK Fund”), including without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, SSGA Funds Management, Inc. its Sponsor, and the sponsor of its target index.

The XLK Fund seeks investment results that correspond generally to the price and yield performance, before expenses, of the Technology Select Sector Index (its target index), which is comprised of companies in the information technology sector. The target index is one of the Select Sector sub-indices of the S&P 500® Index. Please see “Exchange-Traded Funds — The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information regarding the XLK Fund and its sponsor. Additional information regarding the XLK Fund, including its portfolio holdings, may be available on the website for the XLK Fund.

Please refer to the section “Exchange-Traded Funds— The Select Sector SPDR® Funds” in the accompanying underlier supplement for additional information.

Historical Information

The closing price of the XLK Shares on February 27, 2026 was $138.76. The graph below shows the closing prices of the XLK Shares for each day from January 1, 2021 to February 27, 2026. The dotted line represents a call threshold price and a trigger price of $124.884, which is equal to 90.00% of its initial share price, and a call threshold price of . We obtained the information in the graph below from Bloomberg, without independent verification. The closing prices may be adjusted by Bloomberg for corporate actions such as stock splits, public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. BNS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the XLK Shares should not be taken as an indication of its future performance, and no assurance can be given as to the price of the XLK Shares at any time, including the determination dates.

XLK Shares – Daily Closing Prices January 1, 2021 to February 27, 2026

We and/or our affiliates may presently or from time to time engage in business with one or more sponsors of the underlying shares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlying shares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlying shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlying shares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlying shares.

The securities are not sponsored, endorsed, sold, or promoted by the sponsor. No sponsor makes any representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. No sponsor has any obligation or liability in connection with the operation, marketing, trading or sale of the securities.

February 2026 Page 19

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each early redemption date shall be the date one business day prior to such scheduled early redemption date.
Trustee:	Computershare Trust Company, N.A.
Calculation agent:	Scotia Capital Inc.
Trading day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Trading Day”.
Business day:	As specified in the product supplement under “General Terms of the Notes — Special Calculation Provisions — Business Day”.
Tax redemption:

Notwithstanding anything to the contrary in the accompanying product supplement, the provisions set forth under “General Terms of the Notes — Payment of Additional Amounts” and “General Terms of the Notes — Tax Redemption” shall not apply to the securities.

Canadian bail-in:	The securities are not bail-inable debt securities under the CDIC Act.
Terms incorporated:

All of the terms appearing above the item under the caption “General Terms of the Notes” in the accompanying product supplement, as modified by this document, and for purposes of the foregoing, the terms used herein mean the corresponding terms as defined in the accompanying product supplement, as specified below:

	Term used herein	Corresponding term in the accompanying product supplement
	underlying shares	reference asset
	underlying constituent stocks	reference asset constituents
	stated principal amount	principal amount
	original issue date	issue date
	determination dates	valuation dates
	final determination date	final valuation date
	closing price	closing value
	initial share price	initial value
	call threshold price	call threshold
	final share price	final value
	underlying return	reference asset return
	trigger price	barrier value
Additional information regarding estimated value of the securities:

On the cover page of this pricing supplement, BNS has provided the initial estimated value for the securities. The initial estimated value was determined by reference to BNS’ internal pricing models, which take into consideration certain factors, such as BNS’ internal funding rate on the pricing date and BNS’ assumptions about market parameters. For more information about the initial estimated value, see “Risk Factors — Risks Relating to Estimated Value and Liquidity” herein.

The economic terms of the securities are based on BNS’ internal funding rate, which is the rate BNS would pay to borrow funds through the issuance of similar market-linked securities and the economic terms of certain related hedging arrangements. Due to these factors, the issue price you pay to purchase the securities is greater than the initial estimated value of the securities. BNS’ internal funding rate is typically lower than the rate BNS would pay when it issues conventional fixed rate debt securities as discussed further under “Risk Factors — Risks Relating to Estimated Value and Liquidity — Neither BNS’ nor SCUSA’s estimated value of the securities at any time is determined by reference to credit spreads or the borrowing rate BNS would pay for its conventional fixed-rate debt securities”. BNS’ use of its internal funding rate reduces the economic terms of the securities to you. We urge you to read the “Risk Factors” in this pricing supplement for additional information.

Material Canadian income tax consequences:

See “Supplemental Discussion of Canadian Tax Consequences” in the accompanying product supplement In addition to the assumptions, limitations and conditions described therein, such discussion assumes that no amount paid or payable to a Non-Resident Holder will be the deduction component of a “hybrid mismatch arrangement” under which the payment arises within the meaning of paragraph 18.4(3)(b) of the Act.

On January 29, 2026, the Department of Finance Canada released for consultation proposed amendments (the “January 29th Tax Proposals”) that would amend paragraph 18.4(3)(b) of the Act, and introduce other consequential amendments. Such discussion further assumes that these proposals will not apply to amounts payable to a holder in respect of the securities. However, there can be no assurance in this regard. Investors should note that the January 29th Tax Proposals are highly complex, and there remains significant uncertainty as to their interpretation and application.

February 2026 Page 20

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

Tax considerations:

The U.S. federal income tax consequences of your investment in the securities are uncertain. There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the securities. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement and to discuss the tax consequences of your particular situation with your tax advisor. This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), final, temporary and proposed U.S. Department of the Treasury (the “Treasury”) regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and non-U.S. laws are not addressed herein. No ruling from the U.S. Internal Revenue Service (the “IRS”) has been sought as to the U.S. federal income tax consequences of your investment in the securities, and the following discussion is not binding on the IRS.

U.S. Tax Treatment. Pursuant to the terms of the securities, BNS and you agree, in the absence of a statutory or regulatory change or an administrative determination or judicial ruling to the contrary, to characterize your securities as prepaid derivative contracts with respect to the underlying shares. If your securities are so treated, subject to Section 1260 of the Code, discussed below, you should generally recognize long-term capital gain or loss if you hold your securities for more than one year (and, otherwise, short-term capital gain or loss) upon the taxable disposition (including cash settlement) of your securities, in an amount equal to the difference between the amount you receive at such time and the amount you paid for your securities. The deductibility of capital losses is subject to limitations.

Although uncertain, it is possible that the early payment received from the taxable disposition of the securities could be treated as ordinary income. You should consult your tax advisor regarding this risk.

Based on certain factual representations received from us, our special U.S. tax counsel, Fried, Frank, Harris, Shriver & Jacobson LLP, is of the opinion that it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes as a single contingent payment debt instrument, or pursuant to some other characterization (including possible treatment as a “constructive ownership transaction under Section 1260 of the Code), such that the timing and character of your income from the securities could differ materially and adversely from the treatment described above, as described further under “Material U.S. Federal Income Tax Consequences”, in the accompanying product supplement.

Section 1260. Because each issuer of the underlying shares would be treated as a “pass-thru entity” for purposes of Section 1260 of the Code, it is possible that your securities could be treated as a constructive ownership transaction under Section 1260 of the Code. If your securities were treated as a constructive ownership transaction, certain adverse U.S. federal income tax consequences could apply (i.e., all or a portion of any gain that you recognize upon the taxable disposition of your securities could be recharacterized as ordinary income and you could be subject to an interest charge on any deferred tax liability with respect to such recharacterized gain). We urge you to read the discussion concerning the possible treatment of the securities as a constructive ownership transaction under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement.

Except to the extent otherwise required by law, BNS intends to treat your securities for U.S. federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement, unless and until such time as the Treasury and the IRS determine that some other treatment is more appropriate.

Notice 2008-2. In 2007, the IRS released a notice that may affect the taxation of holders of the securities. According to Notice 2008-2, the IRS and the Treasury are considering whether a holder of an instrument such as the securities should be required to accrue ordinary income on a current basis. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. According to the Notice, the IRS and the Treasury are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether non-U.S. holders of such instruments should be subject to withholding tax on any deemed income accruals and whether the special “constructive ownership rules” of Section 1260 of the Code (discussed above) should be applied to such instruments. Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates or certain trusts are subject to an additional 3.8% tax on all or a portion of their “net investment income,” or “undistributed net investment income” in the case of an estate or trust, which may include any income or gain realized with respect to the securities, to the extent of their net investment income or undistributed net investment income (as the case may be) that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), $125,000 for a married individual filing a separate return or the dollar amount at which the highest tax bracket begins for an estate or trust. The 3.8% Medicare tax is determined in a different manner than the regular income tax. U.S. holders should consult their tax advisors as to the consequences of the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain U.S. holders that own “specified foreign financial assets” in excess of an applicable threshold may be subject to reporting obligations with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. U.S. holders are urged to consult their tax advisors as to the application of this legislation to their ownership of the securities.

February 2026 Page 21

$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

Backup Withholding and Information Reporting. The proceeds received from a taxable disposition of the securities will be subject to information reporting unless you are an “exempt recipient” and may also be subject to backup withholding at the rate specified in the Code if you fail to provide certain identifying information (such as an accurate taxpayer number, if you are a U.S. holder) or meet certain other conditions.

Non-U.S. Holders. Subject to Section 897 of the Code and Section 871(m) of the Code, and FATCA, each as discussed below, if you are a non-U.S. holder you should generally not be subject to U.S. withholding tax with respect to payments on your securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your securities if you comply with certain certification and identification requirements as to your non-U.S. status (by providing us (and/or the applicable withholding agent) with a fully completed and duly executed applicable IRS Form W-8). Subject to Section 897 of the Code and Section 871(m) of the Code, discussed below, gain realized from the taxable disposition of a security generally should not be subject to U.S. tax unless (i) such gain is effectively connected with a trade or business conducted by you in the U.S., (ii) you are a non-resident alien individual and are present in the U.S. for 183 days or more during the taxable year of such taxable disposition and certain other conditions are satisfied or (iii) you have certain other present or former connections with the U.S.

Section 897. We will not attempt to ascertain whether any issuer of the underlying shares would be treated as interests in a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the securities should be treated as “United States real property interests” (“USRPI”) as defined in Section 897 of the Code. If any such entity and/or the securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder in respect of a security upon a taxable disposition of the securities to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 15% withholding tax. Non-U.S. holders should consult their tax advisors regarding the potential treatment of any of the underlying shares as interests in a USRPHC and/or the securities as USRPI.

Section 871(m). A 30% withholding tax (which may be reduced by an applicable income tax treaty) is imposed under Section 871(m) of the Code on certain “dividend equivalents” paid or deemed paid to a non-U.S. holder with respect to a “specified equity-linked instrument” that references one or more dividend-paying U.S. equity securities. The withholding tax can apply even if the instrument does not provide for payments that reference dividends. Treasury regulations provide that the withholding tax applies to all dividend equivalents paid or deemed paid on specified equity-linked instruments that have a delta of one (“delta-one specified equity-linked instruments”) issued after 2016 and to all dividend equivalents paid or deemed paid on all other specified equity-linked instruments issued after 2017. However, the IRS has issued guidance that states that the Treasury and the IRS intend to amend the effective dates of the Treasury regulations to provide that withholding on dividend equivalents paid or deemed paid will not apply to specified equity-linked instruments that are not delta-one specified equity-linked instruments and are issued before January 1, 2027.

Based on our determination that the securities are not “delta-one” with respect to any of the underlying shares, our special U.S. tax counsel is of the opinion that the securities should not be delta-one specified equity-linked instruments and thus should not be subject to withholding on dividend equivalents. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Furthermore, the application of Section 871(m) of the Code will depend on our determinations made on the date the terms of the securities are set. If withholding is required, we will not make payments of any additional amounts.

Nevertheless, after the date the terms are set, it is possible that your securities could be deemed to be reissued for tax purposes upon the occurrence of certain events affecting the underlying shares or your securities, and following such occurrence your securities could be treated as delta-one specified equity-linked instruments that are subject to withholding on dividend equivalents. It is also possible that withholding tax or other tax under Section 871(m) of the Code could apply to the securities under these rules if you enter, or have entered, into other transactions in respect of the underlying shares or the securities. If you enter, or have entered, into other transactions in respect of the underlying shares or the securities, you should consult your tax advisor regarding the application of Section 871(m) of the Code to your securities in the context of your other transactions.

Because of the uncertainty regarding the application of the 30% withholding tax on dividend equivalents to the securities, you are urged to consult your tax advisor regarding the potential application of Section 871(m) of the Code and the 30% withholding tax to an investment in the securities.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders. A security may be subject to U.S. federal estate tax if an individual non-U.S. holder holds the security at the time of his or her death. The gross estate of a non-U.S. holder domiciled outside the U.S. includes only property situated in the U.S. Individual non-U.S. holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and original issue discount), dividends, other fixed or determinable annual or periodical gain, profits and income, and the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “passthru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account at the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or do not certify that they do not have any substantial U.S. owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

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$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

Pursuant to final and temporary Treasury regulations and other IRS guidance, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments”, will not apply to gross proceeds on a sale or disposition, and will apply to certain foreign passthru payments only to the extent that such payments are made after the date that is two years after final regulations defining the term “foreign passthru payment” are published. If withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld. Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the U.S. governing FATCA may be subject to different rules.

Investors should consult their tax advisors about the application of FATCA, in particular if they may be classified as financial institutions (or if they hold their securities through a foreign entity) under the FATCA rules.

Proposed Legislation. In 2007, legislation was introduced in Congress that, if it had been enacted, would have required holders of securities similar to the securities purchased after the bill was enacted to accrue interest income over the term of such securities despite the fact that there will be no interest payments over the term of such securities.

Furthermore, in 2013, the House Ways and Means Committee released in draft form certain proposed legislation relating to financial instruments. If it had been enacted, the effect of this legislation generally would have been to require instruments such as the securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions.

It is not possible to predict whether any similar or identical bills will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. You are urged to consult your tax advisor regarding the possible changes in law and their possible impact on the tax treatment of your securities.

Both U.S. and non-U.S. holders are urged to consult their tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the securities arising under the laws of any state, local, non-U.S. or other taxing jurisdiction (including that of BNS).

Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):

SCUSA, our affiliate, has agreed to purchase the securities at the stated principal amount and, as part of the distribution of the securities, has agreed to sell the securities to Morgan Stanley Wealth Management with an underwriting discount of $35.00 reflecting a fixed sales commission of $30.00 and a fixed structuring fee of $5.00 per $1,000.00 stated principal amount of securities that Morgan Stanley Wealth Management sells. BNS or an affiliate may also pay a fee to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

BNS, SCUSA or any other affiliate of BNS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, BNS, SCUSA, any other affiliate of BNS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless BNS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.

Conflicts of Interest — SCUSA is an affiliate of BNS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, BNS will receive the gross proceeds from the initial public offering of the securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. SCUSA is not permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

In the ordinary course of their various business activities, SCUSA, and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of BNS. SCUSA, and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

SCUSA and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than BNS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including SCUSA’s or any affiliates’ customary bid-ask spreads) at which SCUSA or any affiliate would offer to buy or sell the securities immediately after the pricing date in the secondary market is expected to exceed the initial estimated value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 weeks after the pricing date, provided that SCUSA may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, SCUSA and its affiliates intend, but are not required, to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the initial estimated value of the securities, see “Risk Factors” herein.

Prohibition of sales to EEA retail investors:

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of

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$16,210,000 Enhanced Trigger Jump Securities with Auto-Callable Feature due March 3, 2032

Based on the Worst Performing of the Shares of the State Street® SPDR® S&P® Biotech ETF, the Shares of the State Street® Energy Select Sector SPDR® ETF and the Shares of the State Street® Technology Select Sector SPDR® ETF

Principal at Risk Securities

MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129, as amended. Consequently no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Prohibition of sales to United Kingdom retail investors:

The only categories of person in the United Kingdom to whom this document may be distributed are those persons who (i) have professional experience in matters relating to investments falling within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”)), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, or (iii) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons in (i)-(iii) above together being referred to as “Relevant Persons”). This document is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this document relates is available only to Relevant Persons and will be engaged in only with Relevant Persons. This document may only be provided to persons in the United Kingdom in circumstances where section 21(1) of FSMA does not apply to BNS. The securities are not being offered to “retail investors” within the meaning of the Packaged Retail and Insurance-based Investment Products Regulations 2017 and accordingly no Key Information Document has been produced under these regulations.

Validity of the securities:

In the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, as special counsel to BNS, when the securities offered by this pricing supplement have been executed and issued by BNS and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the securities will be valid and binding obligations of BNS, enforceable against BNS in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Canadian law, Fried, Frank, Harris, Shriver & Jacobson LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Osler, Hoskin & Harcourt LLP, Canadian legal counsel for BNS, in its opinion expressed below. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the securities, authentication of the securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Fried, Frank, Harris, Shriver & Jacobson LLP dated October 9, 2024 filed with the SEC as Exhibit 5.3 to the Registration Statement on Form F-3 on October 9, 2024.

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of BNS in conformity with the Indenture, and when the securities have been duly executed, authenticated and issued in accordance with the Indenture, and delivered against payment therefor, the securities will be validly issued and, to the extent validity of the securities is a matter governed by the laws of the Province of Ontario or the federal laws of Canada applicable therein, will be valid obligations of BNS, subject to the following limitations (i) the enforceability of the Indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, preference, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the Indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the Indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the Indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Province of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to customary assumptions about the Trustees’ authorization, execution and delivery of the Indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated October 9, 2024, which has been filed as Exhibit 5.2 to BNS’ Form F-3 filed with the SEC on October 9, 2024.

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